Exhibit 99.a

For additional information contact:	Andrew Moreau 501-905-7962
Director - Corporate Communications
andrew.moreau@alltel.com

Rob Clancy 501-905-8991
Vice President - Investor Relations
rob.clancy@alltel.com

Release date:	April 1, 2003

ALLTEL completes sale of financial services division of AIS

LITTLE ROCK, Ark. – ALLTEL today completed the sale of the financial services division of ALLTEL Information Services to Fidelity National Financial Inc. of Irvine, Calif.

About 5,500 AIS employees have transitioned to Fidelity National as part of the transaction, which is valued at $1.05 billion, payable as $775 million cash and $275 million in Fidelity National common stock.

The telecom services division of ALLTEL Information Services will remain with ALLTEL and is not part of the transaction.

ALLTEL is a customer-focused communications company with more than 12 million customers and nearly $8 billion in annual revenues. ALLTEL provides wireless, local telephone, long-distance, Internet and high-speed data services to residential and business customers in 26 states.

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ALLTEL, NYSE: AT

www.alltel.com

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